EXHIBIT 99.1


                     DIRECTORS AND EXECUTIVE OFFICERS


     Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company, The Coca-Cola Export Corporation, Coca-Cola Interamerican Corporation and Coca-Cola de Argentina S.A. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below own any Common Stock of Embotelladora Andina S.A. Directors of The Coca-Cola Company who are also executive officers of The Coca-Cola Company are indicated by an asterisk. Except as indicated below, the business address of each executive officer of The Coca-Cola Company, The Coca-Cola Export Corporation, Coca-Cola Interamerican Corporation and Coca-Cola de Argentina S.A. is One Coca-Cola Plaza,
Atlanta, Georgia 30313.

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DIRECTORS OF THE COCA-COLA COMPANY

                            PRINCIPAL OCCUPATION
     NAME                      OR EMPLOYMENT                    ADDRESS
Roberto C. Goizueta *    Chairman of the Board of
                         Directors and Chief Executive
                         Officer of The Coca-Cola Company

M. Douglas Ivester *     President and Chief Operating
                         Officer of The Coca-Cola Company

Herbert A. Allen         President, Chief Executive          Allen & Company
                         Officer and a Managing Director     Incorporated
                         of Allen & Company Incorporated,    711 Fifth Avenue
                         a privately held investment         New York, NY 10022
                         banking firm

Ronald W. Allen          Chairman of the Board, President    Delta Air Lines, Inc.
                         and Chief Executive Officer of      Hartsfield International
                         Delta Air Lines, Inc., a major        Airport
                         U.S. air transportation company     Atlanta, GA 30320

Cathleen P. Black        President of the Hearst Magazines   Hearst Magazines
                         Division of The Hearst Corpora-     959 8th Avenue
                         tion, a major media and commu-      New York, NY 10019
                         nications company

Warren E. Buffett        Chairman of the Board of            Berkshire Hathaway Inc.
                         Directors and Chief Executive       1440 Kiewit Plaza
                         Officer of Berkshire Hathaway       Omaha, NE 68131
                         Inc., a diversified holding
                         company

Charles W. Duncan, Jr.   Private investor                    Duncan Interests
                                                             600 Travis, Suite 6100
                                                             Houston, TX 77002-3007
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DIRECTORS OF THE COCA-COLA COMPANY

                            PRINCIPAL OCCUPATION
     NAME                      OR EMPLOYMENT                    ADDRESS
Susan B. King            Leader in Residence, Hart          Hart Leadership Program
                         Leadership Program, Duke           Terry Sanford Institute
                         University, a program for the       of Public Policy
                         development and advancement of     Duke University
                         leadership and management          Box 90248
                         skills in the public and private   Durham, NC 27708-0248
                         sectors

Donald F. McHenry        University Research Professor      Edmund A. Walsh School
                         of Diplomacy and International      of Foreign Service
                         Affairs, Georgetown University;    Georgetown University
                         President of The IRC Group, a      Washington, D.C. 20057
                         New York City and Washington,
                         D.C. consulting firm

Paul F. Oreffice         Retired as Chairman of the Board   2630 Barcelona Drive
                         of Directors of The Dow Chemical   Fort Lauderdale, FL 33301
                         Company in 1992 (The Dow Chemical
                         Company is a diversified chemical,
                         metals, plastics and packaging
                         company)

James D. Robinson III    Chairman and Chief Executive       J.D. Robinson Inc.
                         Officer of RRE Investors, LLC, a   22nd Floor
                         private venture investment firm;   126 East 56th Street
                         President of J.D. Robinson Inc.,   New York, NY 10022
                         a strategic advisory company;
                         Senior Advisor to Trust Company
                         of the West, an insurance and
                         investment management firm

Peter V. Ueberroth       Investor and Managing Director,    The Contrarian Group, Inc.
                         The Contrarian Group, Inc., a      Suite 900
                         management company                 500 Newport Center Drive
                                                            Newport Beach, CA 92660

James B. Williams        Chairman of the Board of           SunTrust Banks, Inc.
                         Directors and Chief Executive      P.O. Box 4418
                         Officer, SunTrust Banks, Inc.,     Atlanta, GA 30302
                         a bank holding company

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EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

                            PRINCIPAL OCCUPATION
     NAME                      OR EMPLOYMENT                    ADDRESS
James E. Chestnut        Senior Vice President and Chief
                         Financial Officer

                         Mr. Chestnut is a citizen of
                         the United Kingdom.

Jack L. Stahl            Senior Vice President and President
                         of the North America Group

Weldon H. Johnson        Senior Vice President and
                         President of the Latin America
                         Group

E. Neville Isdell        Senior Vice President and
                         President of the Greater Europe
                         Group

                         Mr. Isdell is a citizen of the
                         United Kingdom and Northern
                         Ireland.

Douglas N. Daft          Senior Vice President and President
                         of the Middle and   Far East Group

                         Mr. Daft is a citizen of Australia.

Carl Ware                Senior Vice President and President
                         of the Africa Group

Joseph R. Gladden, Jr.   Senior Vice President and General
                         Counsel

Sergio S. Zyman          Senior Vice President and Chief
                         Marketing Officer

Earl T. Leonard, Jr.     Senior Vice President,
                         Corporate Affairs

Anton Amon               Senior Vice President and Manager
                         of the Product Integrity Division

George Gourlay           Senior Vice President and Manager
                         of the Technical Operations
                         Division

Ralph H. Cooper          Senior Vice President and            Coca-Cola Foods
                         President and Chief Executive        2000 St. James Place
                         Officer of Coca-Cola Foods           Houston, TX 77056
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DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA EXPORT CORPORATION

                               PRINCIPAL OCCUPATION
  NAME AND TITLE                   OR EMPLOYMENT                    ADDRESS
Roberto C. Goizueta          Chairman of the Board of
Chairman of the Board        Directors and Chief Executive
and a Director               Officer of The Coca-Cola Company

M. Douglas Ivester           President and Chief Operating
President and a Director     Officer of The Coca-Cola Company

James E. Chestnut            Senior Vice President and Chief
Senior Vice President,       Financial Officer, The Coca-Cola
Chief Financial Officer      Company
and a Director
                             Mr. Chestnut is a citizen of
                             the United Kingdom.

Weldon H. Johnson            Senior Vice President and
Senior Vice President        President of the Latin America
                             Group, The Coca-Cola Company

E. Neville Isdell            Senior Vice President and
Senior Vice President        President of the Greater Europe
                             Group, The Coca-Cola Company

                             Mr. Isdell is a citizen of the
                             United Kingdom and Northern
                             Ireland.
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DIRECTORS AND EXECUTIVE OFFICERS OF COCA-COLA INTERAMERICAN CORPORATION

                               PRINCIPAL OCCUPATION
  NAME AND TITLE                   OR EMPLOYMENT                    ADDRESS
Roberto C. Goizueta          Chairman of the Board of
Chairman of the Board        Directors and Chief Executive
and a Director               Officer of The Coca-Cola Company

M. Douglas Ivester           President and Chief Operating
President and a Director     Officer of The Coca-Cola Company

James E. Chestnut           Senior Vice President and Chief
Vice President, Chief       Financial Officer, The Coca-Cola
Financial Officer           Company
and a Director
                            Mr. Chestnut is a citizen of
                            the United Kingdom.

Weldon H. Johnson           Senior Vice President and
Vice President              President of the Latin America
                            Group, The Coca-Cola Company

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DIRECTORS AND EXECUTIVE OFFICERS OF COCA-COLA DE ARGENTINA S.A.

                               PRINCIPAL OCCUPATION
  NAME AND TITLE                   OR EMPLOYMENT                    ADDRESS
Luis Jorge Arzeno            Senior Vice President,            Coca-Cola de Argentina S.A.
Chairman and Director        Coca-Cola International and       Paraguay 733
                             Senior Advisor, Latin America     1057 Buenos Aires
                             Group, The Coca-Cola Company      Argentina

                             Mr. Arzeno is a citizen of
                             Argentina.

Fernando Marin               Executive Vice President and      Coca-Cola de Argentina S.A.
Director                     Finance Director, River Plate     Paraguay 733
                             Division of the Latin America     1057 Buenos Aires
                             Group, The Coca-Cola Company      Argentina

                             Mr. Marin is a citizen of Chile.

Glenn Jordan                 Vice President, Coca-Cola         Coca-Cola de Argentina S.A.
President                    International and President,      Paraguay 733
                             River Plate Division of the       1057 Buenos Aires
                             Latin America Group, The          Argentina
                             Coca-Cola Company

                             Mr. Jordan is a citizen of
                             Colombia.

Juan Manuel Almiron          Senior Vice President and Asst.   Coca-Cola de Argentina S.A.
Vice President               to the President of the           Paraguay 733
                             River Plate Division of the       1057 Buenos Aires
                             Latin America Group, The          Argentina
                             Coca-Cola Company

                             Mr. Almiron is a citizen of
                             Argentina.



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